EXHIBIT 10.4

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Third Amendment”) is made as of October 17, 2002 (“Execution Date”), by and between COBANK, ACB (“CoBank”) as the Administrative, Documentation and Collateral Agent for the benefit of the present and future Syndication Parties (in its capacity as Administrative Agent and Collateral Agent, the “Administrative Agent”), Lead Arranger and Book Manager, and as a Syndication Party, FARM CREDIT SERVICES OF AMERICA, FLCA, as Co-Arranger and as a Syndication Party, the Syndication Parties whose signatures appear below, and PILGRIM’S PRIDE CORPORATION, a Delaware corporation, whose address is 110 South Texas Street, Pittsburg, Texas 75686, (“Borrower”).

R E C I T A L S

A.    CoBank, in its capacity as Administrative and Documentation Agent for the benefit of the present and future Syndication Parties, Lead Arranger and Book Manager, and as a Syndication Party, Farm Credit Services of America, FLCA as Co-Arranger and as a Syndication Party and certain other Syndication Parties, and Borrower, entered into that certain Amended and Restated Credit Agreement dated as of November 16, 2000, that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2001 (“First Amendment”), and that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 17, 2002 (“Second Amendment”) (as amended by the First Amendment, the Second Amendment, and as amended, modified, supplemented, restated or replaced from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties agreed to make to Borrower (a) a 7 Year Loan in the amount of $115,000,000 and (b) a 10 Year Loan in the amount of $285,000,000 upon the terms and conditions set forth in the Credit Agreement.

B.    Borrower now desires to amend the Credit Agreement, which the Syndication Parties are willing to do under the terms and conditions as set forth in this Third Amendment.

A G R E E M E N T S

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and the Syndication Parties hereby agree as follows:

1.    Amendment to Credit Agreement. The Credit Agreement is hereby amended as of the Effective Date as follows:

1.1     A new definition Section is added reading as follows:

1.117     Permanent Reduction of Production: means the removal, shut down, or disassembly of a facility’s processing equipment, or other action by Borrower which, in any such case, has the effect of reducing the production capacity of such facility to a level that is less than seventy-five percent (75%) of the production capacity as shown in the Appraisal used to support the Appraised Value of such facility for the purposes of determining Borrower’s Available Amount for a period of ninety (90) consecutive days unless (a) within such period Borrower provides to the Administrative Agent a written plan to bring the facility up to its former production capacity within twelve (12) months of Borrower taking such action resulting in a reduction of production capacity; and (b) the facility in fact resumes production at the former capacity within such twelve (12) month period.

1.2     The terms “Permanent Reduction of Production” and “Shut Down” are added to the list of definitions following Section 1.117, with reference in each case to Section 10.23.

1.3     Sections 1.6, 1.7, 1.8, 1.65, and 1.68 are amended in their entirety to read as follows:

1.6     Aggregate Commitment: collectively the Aggregate 7 Year Commitment and the Aggregate 10 Year Commitment, subject to reduction as provided in Sections 2.8, 3.8, and 10.23 hereof.

1.7     Aggregate 7 Year Commitment: shall be $115,000,000.00, subject to reduction as provided in Sections 2.8 and 10.23 hereof.

1.8     Aggregate 10 Year Commitment: shall be $285,000,000.00, subject to reduction as provided in Sections 3.8 and 10.23 hereof.

1.65     Individual 7 Year Commitment: shall mean with respect to any Syndication Party the amount shown as its Individual 7 Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 14.27 hereof, or a reduction in the Aggregate 7 Year Commitment in accordance with Sections 2.8 or 10.23 hereof.

1.68     Individual 10 Year Commitment: shall mean with respect to any Syndication Party the amount shown as its Individual 10 Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 14.27 hereof, or a reduction in the Aggregate 10 Year Commitment in accordance with Sections 3.8 or 10.23 hereof.

1.4    Section 5.4 is amended in its entirety to read as follows:

5.4    Mandatory Prepayments: Borrower shall be required to make prepayments (“Mandatory Prepayments”) in each of the following events (a) in the event any of the Collateral is the subject of a Casualty Event, a Mandatory Prepayment equal to the amount of the Casualty Proceeds received by Borrower, Survivor, or Subsidiary Merger Survivor on account thereof (provided that no such Mandatory Prepayment shall be required to the extent that Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, use such Casualty Proceeds for repair or replacement for any Casualty Event if the amount of Casualty Proceeds does not exceed $25,000,000.00, or such higher amount as may be approved by the Required Lenders at their discretion, and so long as (i) a contract for such repair or replacement is entered into within 180 days of such Casualty Event for such repairs and/or the acquisition of such replacements, (ii) such repair or replacement is effected within 360 days of such Casualty Event, and (iii) any such replacements are covered by the lien in favor of the Administrative Agent on the Collateral); (b) upon the issuance of any equity securities in a capital raising transaction resulting in net proceeds to Borrower of an amount in excess of $10,000,000.00, a Mandatory Prepayment equal to fifty percent (50%) of net proceeds of such offering of equity securities to the extent they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt; (c) upon sale or other disposition of any non-current assets (except for sales in the ordinary course of business) which are a part of the Collateral other than Collateral with respect to which the lien is released pursuant to the provisions of Section 10.23 hereof, a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $5,000,000 received by Borrower, Survivor, or Subsidiary Merger Survivor to the extent that they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, which are covered by a lien in favor of the Administrative Agent; and (d) at any time that the aggregate outstanding principal balance owing (i) under the 7 Year Revolving Loan and the 10 Year Revolving Loan (including the Converted Loans) exceeds the Available Amount or (ii) under either the 7 Year Revolving Loan or the 10 Year Revolving Loan (including the 7 Year Converted Loans or the 10 Year Converted Loans, as applicable) exceeds the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, respectively, as either of them may be reduced from time to time, a Mandatory Prepayment equal to the amount of such excess. In each case of proceeds from any offering of equity securities and from any sale or other disposition of Collateral, to avoid Mandatory Prepayment based thereon, Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, must, within 180 days of receipt of such proceeds, have used such proceeds for acquisitions and/or capital investments or executed a binding definitive contract for such acquisitions and/or capital investments. Mandatory Prepayments made (x) pursuant to clause (d) of this Section and applied to Converted Loans or (z) pursuant to clauses (a) and (b) of this Section, will, in either case, result in a permanent reduction of the Aggregate 7 Year Commitment and the Aggregate 10 Year Commitment to the extent of the Mandatory Payments applied to each such Facility. Mandatory Prepayments under clauses (a), (b), or (c) shall be due no later than 10 Banking Days after the expiration of the applicable acquisition or capital investment period set forth above, and Mandatory Prepayments under (d) shall be due the next Banking Day following such occurrence. In determining the amount of Mandatory Prepayment required under clauses (a) or (c), Borrower shall be permitted to make any prepayment required on account of such Casualty Event or sale under any Pari Passu Loan (in a maximum amount no greater than the pro rata portion based on total outstanding principal balances of such loan and the Facilities), and in determining the amount of Mandatory Prepayment required under clause (b), Borrower shall, without duplication regarding payments made on account of any Pari Passu Loan, be permitted to make any prepayment required on account of such sale under any secured or unsecured credit facility which is not expressly subordinate to the Facilities in a maximum amount, with respect only to such unsecured facilities, of no greater than the pro rata portion based on the total outstanding principal balances owing under such unsecured facility to the sum of the total outstanding principal balances owing under all such unsecured facilities and under the Facilities.

1.5    Section 7.1 is amended in its entirety to read as follows:

7.1    Borrower’s Collateral: As security for the payment and performance of all obligations of Borrower to the Administrative Agent, to FCSA (with respect to the obligations of Borrower under Article 6 hereof), and to all present and future Syndication Parties, including but not limited to principal and interest under the Notes, purchases of Bank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, the Administrative Agent, for the benefit of FCSA (to the extent of Borrower’s obligations with respect to Bank Equity Interests), and for the benefit of all present and future Syndication Parties, a first lien and security interest, pursuant to the Security Documents, subject only to (i) purchase money security interests which would qualify as Permitted Encumbrances, and (ii) Permitted Encumbrances described in Section 11.3(a) hereof, in the following (“Borrower Collateral”) in accordance with the timing set forth in Section 10.3 hereof: (a) all of Borrower’s real property interest, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on Exhibit 7.1 hereto; (b) all of Borrower’s issued and outstanding common and preferred stock in (i) Acquisition Corp (“Acquisition Stock”), and (ii) following the consummation of the Merger, in Survivor, and (iii) following the consummation of the Subsidiary Merger, in Subsidiary Merger Survivor (the stock referred to in clauses (ii) and/or (iii) the

“Survivor Stock”); and (c) all proceeds with respect to the assets described in clauses (a) and (b) above and all insurance policies in connection with the assets described in clauses (a), (b) and (c) hereof and the proceeds thereof, in each case whether now owned or hereafter acquired; provided that only FCSA shall have a lien on the Bank Equity Interests and none of the Syndication Parties shall have a lien thereon. Borrower shall execute and deliver to the Administrative Agent, for the benefit of the Syndication Parties, the Security Documents to evidence the security interest of the Administrative Agent, for the benefit of the Syndication Parties, in the Borrower Collateral, together with such financing statements or other documents as the Administrative Agent shall reasonably request. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent shall reasonably request from time to time, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect or provide notice of the Administrative Agent’s security interest (for the benefit of the Administrative Agent and all Syndication Parties) in the Borrower Collateral. Upon complete satisfaction of each of the requirements of Subsection 10.3.3 hereof, the Administrative Agent (i) will be deemed to have released and terminated any lien and security interest in the Acquisition Stock and the Survivor Stock, (ii) will deliver to Borrower any and all certificates in the Administrative Agent’s possession representing the Acquisition Stock and the Survivor Stock, and (iii) will execute and deliver any and all termination statements, releases and other documents reasonably requested by Borrower evidencing the release and termination of such security interest and lien.

1.6    Section 7.3 is amended in its entirety to read as follows:

7.3    Guarantor’s Collateral: As security for the payment and performance of all obligations of Acquisition Corp. to the Administrative Agent and to all present and future Syndication Parties under the Acquisition Guaranty, Survivor and the Subsidiary Merger Survivor, as applicable, shall grant to, and maintain for, the Administrative Agent, for the benefit of all present and future Syndication Parties, a first lien and security interest, pursuant to the Security Documents in the following (“Wampler Collateral”) in accordance with the timing set forth in Section 10.3 hereof: (a) all of Survivor’s stock in Wampler, and all rights, including the rights to distributions, thereunder (“Wampler Securities Collateral”); (b) all of Survivor’s and Subsidiary Merger Survivor’s real property interest, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on Part A of Exhibit 7.3 hereto (“WLR Chicken Assets”); and (c) all proceeds with respect to the assets described in clauses (a) and (b) above and all insurance policies in connection with the assets described in clauses (a), (b), and (c) hereof and the proceeds thereof, in each case whether now owned or hereafter acquired. Survivor and Subsidiary Merger Survivor, as applicable shall execute and deliver to the Administrative Agent, for the benefit of the Syndication Parties, the

Wampler Security Documents to evidence the security interest of the Administrative Agent, for the benefit of the Syndication Parties, in the Wampler Collateral, together with such financing statements or other documents as the Administrative Agent shall reasonably request. Survivor and Subsidiary Merger Survivor, as applicable, shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent shall reasonably request from time to time, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect or provide notice of the Administrative Agent’s security interest (for the benefit of the Administrative Agent and all Syndication Parties) in the Wampler Collateral. Upon complete satisfaction of each of the requirements of Subsection 10.3.3 hereof, the Administrative Agent (i) will be deemed to have released and terminated any lien and security interest in the Wampler Securities Collateral, (ii) will deliver to Borrower any and all certificates in the Administrative Agent’s possession representing the Wampler Securities Collateral, and (iii) will execute and deliver any and all termination statements, releases and other documents reasonably requested by Borrower evidencing the release and termination of such security interest and lien.

1.7    Subsection 10.2.11 is amended in its entirety to read as follows:

10.2.11    Available Amount Reports: If any Advance is made during any Fiscal Quarter, then, no later than forty-five (45) days after the end of such Fiscal Quarter, unless the outstanding principal balance owing under the Facilities on any Advance Date (including the Advance requested for such date in a Borrowing Notice) exceeds ninety percent (90%) of the Aggregate Commitment, in which case an Available Amount Report effective as of the date of such Borrowing Notice must accompany the Borrowing Notice (the appropriate date in either case being the “Available Amount Report Deadline”), a report in the form of Exhibit 10.2.11 attached hereto (“Available Amount Report”) effective as of the last day of such Fiscal Quarter or the date of such Borrowing Notice, as applicable. Any time that, in connection with a Pari Passu Loan, Borrower requests the Administrative Agent to execute an Intercreditor Agreement, Borrower shall provide to the Administrative Agent an endorsement to the Title Policy increasing the amount of insurance provided thereby (or a new Title Policy in the full amount, including any such increase) if the following two conditions have occurred: (a) the maximum amount available under such Pari Passu Loan, together with the maximum amounts available under all Pari Passu Loans entered into since the most recent increase in the amount of the Title Policy, is equal to or greater than $25,000,000.00, and (b) Borrower has since the most recent increase in the amount of the Title Policy, provided to the Administrative Agent one or more Available Amount Reports which, in the aggregate, reflect an increase in the Appraised Value of the real estate (including any structures or other improvements thereon, other than equipment) included in the Collateral in an amount equal to or greater than $25,000,000.00; provided that Borrower shall not be required to provide such endorsement or new Title

Policy on account of Available Amount Reports which increase the Available Amount based solely on the WLR Chicken Assets so long as (i) no part of the WLR Chicken Assets are used in calculating whether a Pari Passu Loan is permitted under this Subsection and (ii) none of the WLR Chicken Assets are used as security for any such Pari Passu Loan. In the event an increase in the amount of insurance available under the Title Policy is required pursuant to the preceding sentence, the amount of such increase shall be the amount of the aggregate increase in Appraised Value determined as provided in clause (b) thereof; provided that in no event shall Borrower be required to increase the amount of insurance provided under the Title Policy to the extent it would result in the amount thereof being an amount in excess of (x) during the Availability Period, the Aggregate Commitment, or (y) at any time after the end of the Availability Period, the amount of Bank Debt owing. In the event the parcel or parcels of real estate with respect to which there has been an increase in Appraised Value are insured by separate Title Policies, the increase in insured amount required above need only be provided with respect to those Title Policies. Available Amount Reports shall also be provided as required by Section 10.23 hereof.

1.8    Subsection 10.2.12 is amended in its entirety to read as follows:

10.2.12    Appraisals: Borrower shall provide the Administrative Agent with Appraisals covering all interests required to be included within the Collateral: (a) on December 14, 2002 and on each two year anniversary thereof, provided that if the Leverage Ratio for the Fiscal Quarter immediately preceding (or ending on) such date is less than fifty percent (50%), this requirement will be deferred on a Fiscal Quarter basis so long as such ratio is maintained, provided further that, unless otherwise agreed by the Required Lenders, any such deferrals shall be for no more than 24 months, so that in any event an Appraisal will be required no later than four years after the date the last previous Appraisal was required; and (b) as may be required in connection with Pari Passu Loans as provided herein. Appraisals shall also be provided as required by Section 10.23 hereof.

1.9    A new Section 10.23 is added to read as follows:

10.23    Production Cut-back: In the event that Borrower takes action which results in a Permanent Reduction of Production at any facility included in Borrower’s most recent Available Amount Report (“Shut Down”), then Borrower shall give the Administrative Agent written notice thereof no later than thirty (30) days after taking such action and shall, at Borrower’s option, either: (a) promptly arrange for an Appraisal of such facility based on such Permanent Reduction of Production and, no later than ninety (90) days after taking such action, furnish the Administrative Agent with a copy of such Appraisal and a revised Available Amount Report, properly adjusted to reflect the Appraised Value as shown in such Appraisal; or (b) no later than thirty (30) days after taking such action, furnish the Administrative Agent with a written request to (i)

release its lien on such facility and (ii) remove such facility from the Available Amount. In the event Borrower elects to proceed under clause (b) of this Section, at the time the Administrative Agent releases its lien, on behalf of the Syndication Parties, on such facility, Borrower shall furnish the Administrative Agent with an Available Amount Report with the entire Appraised Value of such facility (as reflected in the most recent Appraisal thereof) removed from such Available Amount Report. In the event Borrower elects to proceed under clause (a) of this Section, but fails to provide to the Administrative Agent the Appraisal or the Available Amount Report within the time required by such clause, such facility shall be deemed to have been removed from the Available Amount Report (and therefore, from calculation of the Available Amount) until the Appraisal and revised Available Amount Report have been provided to the Administrative Agent. In the event Borrower elects to proceed under clause (b) of this Section, but the Required Lenders refuse to authorize the Administrative Agent to release the lien on such facility (or the Administrative Agent refuses to release such lien where it has the power to effect such release without Required Lender approval), (x) the Syndication Parties may, at their sole discretion and cost, obtain an Appraisal on such facility based upon such Permanent Reduction of Production (“Lender Appraisal”), in which case the Administrative Agent shall furnish a copy of such Lender Appraisal to Borrower when received and such facility shall thereafter be included in the Available Amount and all subsequent Available Amount Reports at the Appraised Value established by such Lender Appraisal; provided, however, that until such Lender Appraisal has been obtained and furnished to Borrower, such facility will continue to be included in the Available Amount Report (and therefore, included in the calculation of the Available Amount) and all subsequent Available Amount Reports at the Appraised Value in effect prior to such Permanent Reduction of Production until a Lender Appraisal is obtained at the discretion of the Syndication Parties or an Appraisal is obtained pursuant to Subsection 10.2.12 hereof. Notwithstanding the foregoing, in the event the Syndication Parties elect to proceed under clause (x) of this Section, Borrower shall have the option to remove such facility from the Available Amount prior to the Syndication Parties obtaining the Lender Appraisal by providing the Administrative Agent with written notice of the exercise of such option and furnishing the Administrative Agent with an Available Amount Report with the entire Appraised Value of such facility (as reflected in the most recent Available Amount Report prior to such Permanent Reduction of Production) removed from such Available Amount Report, in which case the Aggregate Commitment shall be reduced by the amount of the Appraised Value of such facility (as reflected in the most recent Available Amount Report prior to such Permanent Reduction of Production). Any such reduction in the Aggregate Commitment shall be allocated between the Aggregate 7 Year Commitment and the Aggregate 10 Year Commitment in the manner provided, and subject to the conditions and requirements, including payment requirements, set forth, in Section 2.8(b) and (c) hereof, and any such reduction shall be allocated among the Individual Commitments as provided in such Section 2.8. At the time of furnishing the Administrative Agent with a revised Available Amount Report, and, if required pursuant to clause (a) of this Section, a revised Appraisal, or in the event Borrower shall elect to proceed under clause (a) of this Section but shall fail to provide the Appraisal or the Appraised Value Report to the Administrative Agent within the time required, or at the time of the Syndication Parties furnishing a Lender Appraisal to Borrower pursuant to clause (x) of this Section, Borrower shall make the payment, if any, that would be required under Section 5.4(d) hereof if the aggregate outstanding principal balance owing under the 7 Year Revolving Loan and the 10 Year Revolving Loan (including the Converted Loans) exceeds the Available Amount as calculated pursuant to such Lender Appraisal or such revised Available Amount Report (or as calculated with the removal of such facility, if applicable).

        1.1     Section 11.4 is amended in its entirety to read as follows:

11.4    Sale of Collateral: Borrower shall not (nor shall it permit any of its Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise (collectively “Disposition”), any of the Collateral except: (a) the Disposition of Collateral in the ordinary course of business, and which are either replaced or are no longer necessary or useful for the business conducted at the facilities which are included within the Collateral; (b) without duplication of clause (a) or clause (c), the Disposition in any calendar year, in one or more events or transactions, of Collateral with a book value in the aggregate of up to $5,000,000.00; and (c) the Disposition of Collateral utilized at a facility with respect to which there has been a Shut Down and as to which Borrower has elected to proceed under the provisions of Section 10.23(b); provided that the following conditions are met: (x) in the case of clause (c), either (i) (A) the book value of such Collateral is $10,000,000.00 or less and the Administrative Agent has agreed on behalf of the Syndication Parties, in advance of such sale, to release its lien thereon, and (B) the aggregate book value of all Collateral as to which the Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section (excluding liens released upon the written authorization of the Required Lenders, as provided in clause (x)(ii) of this Section) shall not exceed $15,000,000.00, or (ii) (A) the book value of such Collateral is greater than $10,000,000.00 and/or (B) the aggregate book value of such Collateral as to which the Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section is in excess of $15,000,000.00 and, (C) in either case (x)(ii)(A) or (x)(ii)(B), the Required Lenders have provided written authorization to the Administrative Agent, in advance of such sale, to release its lien thereon on behalf of the Syndication Parties; (y) in the case of either clause (b) or clause (c), (i) such Disposition of Collateral shall not cause or give rise to a Potential Default or an Event of Default, and (ii) at the time of any such Disposition of Collateral no Event of Default shall have occurred and be continuing; and (z) the full Appraised Value of such Collateral shall be removed at the closing of the Disposition from the calculation of the Available Amount and no later than ten (10) days after closing such Disposition, Borrower shall furnish the Administrative Agent with a revised Available Amount Report with the entire Appraised Value of the Collateral subject to such Disposition removed from such Available Amount Report. At the time of furnishing the Administrative Agent with a revised Available Amount Report, Borrower shall make the payment, if any, that would be required under Section 5.4(d) hereof if the aggregate outstanding principal balance owing under the 7 Year Revolving Loan and the 10 Year Revolving Loan (including the Converted Loans) exceeds the Available Amount as calculated without such Collateral being included.

1.11    Section 14.5 is amended by the addition of a new Subsection 14.5.6 reading as follows:

14.5.6    Release of Certain Liens: To take such action and execute such documents as may be reasonably necessary to release any liens on or security interests in any Collateral where Borrower is entitled to such release in connection with (a) Dispositions permitted pursuant to the provisions of Section 11.4(a), (b), and (c)(i) hereof, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (b) the replacement or removal of any Collateral (other than in connection with a Shut Down pursuant to the terms of Section 10.23 hereof) where the book value of such Collateral is $5,000,000.00 or less, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (c) the removal of any facility from the Available Amount Report (and therefore, from calculation of the Available Amount) arising from a Shut Down pursuant to the provisions of Section 10.23 hereof where the book value of the Collateral subject to such Shut Down is $10,000,000.00 or less, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (d) Dispositions permitted pursuant to the provisions of Section 11.4(c)(ii) hereof, with the consent of the Required Lenders; and (e) the removal of any facility from the Available Amount Report (and therefore, from calculation of the Available Amount) arising from a Shut Down pursuant to the provisions of Section 10.23 where the book value of the Collateral subject to such Shut Down is more than $10,000,000.00, with the consent of the Required Lenders.

1.12    Clause (d) of Subsection 14.7.1 is amended in its entirety to read as follows:

(d) Agreeing to release any Collateral from the lien of the Security Documents, except as provided in Subsection 14.5.6 hereof.

1.13    Clause (a) of Subsection 14.7.2 is amended in its entirety to read as follows:

(a) Consenting to any action or amendment, or granting any waiver with respect to, either the 7 Year Revolving Loan or the 10 year Revolving Loan, not covered in Subsection 14.7.1 and except as provided in Subsection 14.5.6(a), (b), or (c) hereof; or

2.    Conditions to Effectiveness of this Third Amendment. The effectiveness of this Third Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent:

2.1    Representations and Warranties. The representations and warranties of Borrower shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.2    No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Execution Date.

2.3    Execution and Delivery. Receipt by the Administrative Agent of a copy of this Third Amendment, duly executed by all requisite parties.

2.4    Amendment Fee. Borrower’s payment to the Administrative Agent, by wire transfer, of a fee in the amount of $100,000.00 (“Amendment Fee”) to be distributed to the Syndication Parties in the manner determined by the Administrative Agent and disclosed to the Syndication Parties.

3.    General Provisions.

3.1    No Other Modifications. The Credit Agreement shall remain in full force and effect except as specifically amended by this Third Amendment

3.2    Definitions. Capitalized terms shall have the meanings set forth herein, if defined herein. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement if defined therein.

3.3    Prior Actions. Nothing in this Third Amendment shall affect any previous actions, waivers, or lien releases.

3.4    Severability. Should any provision of this Third Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Third Amendment and all remaining provisions of this Third Amendment shall be fully enforceable.

3.5    Governing Law. This Third Amendment shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6    Headings. The captions or headings in this Third Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Third Amendment.

3.7    Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

This Third Amendment is executed as of the Execution Date.

BORROWER:

PILGRIM’S PRIDE CORPORATION

By: /s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Executive Vice President
Chief Financial Officer
Secretary & Treasurer

ADMINISTRATIVE AGENT:

COBANK, ACB

By: /s/ Kennith Warlick
Name: Kennith Warlick
Title: Vice President

CO-ARRANGER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By: /s/ Nathan F. Burnham
Name: Nathan F. Burnham
Title: Vice President

SYNDICATION PARTIES:

COBANK, ACB

By: /s/
Name:
Title:

FARM CREDIT SERVICES OF AMERICA, FLCA

By: /s/ Nathan F. Burnham
Name: Nathan F. Burnham
Title: Vice President

HARRIS TRUST AND SAVINGS BANK

By: /s/ Curtis Flammini
Name: Curtis Flammini
Title: Vice President

SUNTRUST BANK

By: /s/ Hugh F. Brown
Name: Hugh F. Brown
Title: Vice President

DEERE CREDIT, INC.

By:	/s/ Raymond L. Murphy

Name:	Raymond L. Murphy

Title:	Senior Account Credit Manager

U.S. BANK, National Association (INDIVIDUALLY AND AS SUCCESSOR BY MERGER TO FIRSTAR BANK, N.A.)

By:	/s/ Alan Schuler

Name:	Alan Schuler

Title:	Vice President

BANK OF TEXAS

By:

Name:

Title:

GREENSTONE FARM CREDIT SERVICES, FLCA

By:	/s/ Alfred S. Compton, Jr.

Name:	Alfred S. Compton, Jr.

Title:	VP/Sr. Lending Officer

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